UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 14, 2008

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 4 pages.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director

On May 14, 2008, the board of directors (the “Board”) of Remington Arms Company, Inc. (“Remington”) appointed Robert W. Behn to serve as a member of the Board. Mr. Behn is currently the President of The Marlin Firearms Company (“Marlin”). From 1997 until January 2008, Mr. Behn also served as Secretary of Marlin. Prior to joining Marlin in 1969, Mr. Behn worked for Remington Products Company in the Marketing Department. He currently is Vice Chairman of the National Shooting Sports Foundation and a board member of the Sporting Arms and Ammo Manufacturers’ Institute. Mr. Behn is also a member of the board of directors of Marlin, as well as the Marlin Company and serves as vice president and a member of the board of directors of Hammonnasset Fishing Association. Mr. Behn holds a degree in Business Administration from the University of Bridgeport.

In addition to serving as a director of Remington, Mr. Behn also is expected to serve as a Senior Advisor to the Chairman of the Board pursuant to a consulting arrangement between Mr. Behn and Remington, which is currently being negotiated. Mr. Behn’s cash compensation with respect to the contemplated consulting arrangement, as well as compensation (if any) related solely to his service as a director of Remington, has not yet been determined. At this time, a decision has not been made as to whether Mr. Behn will be appointed to serve on any committees of the Board.

(e)	Adoption of American Heritage Arms, Inc. 2008 Stock Incentive Plan and Form of Option Award Agreement

On May 14, 2008, effective immediately, the board of directors (the “AHA Board”) of American Heritage Arms, Inc. (“AHA”) adopted the American Heritage Arms, Inc. 2008 Stock Incentive Plan (the “Plan”). AHA is the sole stockholder of our parent company and sole stockholder, RACI Holding, Inc.

Summary of Plan

The Plan is designed to provide a means by which current or certain prospective employees, officers, non-employee directors and other individual service providers, including those of Remington and other subsidiaries of AHA, may be given an opportunity to benefit from increases in the value of AHA common stock (the “Common Stock”), through the grant of awards. AHA, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of AHA and its subsidiaries.

The Plan is administered by a properly appointed committee of the AHA Board, or the full AHA Board (the “Committee”). Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the eligible persons to whom, and the time or times at which, awards may be granted, as well as the types, conditions and terms of the awards. The awards under the Plan may be in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards and stock unit awards. The maximum aggregate number of shares of Common Stock that may be issued under all awards granted to participants under the Plan is 2,424,703 shares, subject to certain adjustments as set forth in the Plan.

To the extent deemed necessary by the Committee, an award under the Plan will be evidenced by an award agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the award, the exercise price, base price, or purchase price of the award, the time or times at which an award will become vested, exercisable or payable and the term of the award. However, in the case of stock options and stock appreciation rights, the exercise price may not be less than 100 percent of the fair market value of the underlying shares of Common Stock on the date of grant, and, in the case of stock options, the term may not exceed ten years. The award agreement may also set forth the effect on an award of termination of service under certain circumstances and may also include terms that limit the participant’s rights, payments and benefits with respect to an award upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. In addition, the Committee may, at the time of the grant of an award, provide for the effect of a change in control of AHA (as defined in the Plan) on an award.

Upon the grant of any award or the distribution of Common Stock pursuant to any award (as applicable), the participant (or legal representative) shall be required to become a party to the Stockholders’ Agreement, dated December 11, 2007, among AHA and the stockholders of AHA named therein, as amended from time to time.

Summary of Form of Nonqualified Stock Option Award Agreement

Also on May 14, 2008, the AHA Board adopted the form of Nonqualified Stock Option Award Agreement (the “Form Award Agreement”). The Form Award Agreement outlines terms relating to stock option awards, including (i) the exercise price per share of each option granted, which shall be the fair market value of a share of the Common Stock on the date of grant (as defined in the Plan), (ii) the vesting schedule of the options granted, and (iii) acceleration provisions upon the occurrence of a change in control, termination of employment without cause or termination of employment for good reason.

Grant of Stock Options under Plan to Named Executive Officers

On May 14, 2008, the AHA Board approved the following nonqualified stock option grants to the following named executive officers (“NEOs”) of Remington:

Name	Title	Grant Date	Number of AHA Option Shares Granted	Exercise Price

Thomas L. Millner	Chief Executive Officer	5/14/2008	437,197	$2.55

Stephen P. Jackson, Jr.	Chief Financial Officer, Treasurer and Corporate Secretary	5/14/2008	109,558	$2.55

Mark A. Little	Chief Administrative Officer	5/14/2008	28,463	$2.55

John DeSantis	Chief Technology Officer	5/14/2008	27,122	$2.55

John M. Dwyer, Jr.	Senior Vice President of Brand Mgmt. and Product Development – Firearms and Ammunition	5/14/2008	47,438	$2.55

Subject to the terms of the individual option award agreements, each stock option grant vests 15% on May 31, 2008, 20% on May 31, 2009, 30% on May 31, 2010 and 35% on May 31, 2011 for a total of 100% vested, except for 10,255 options belonging to Mr. Millner which vested at the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

May 20, 2008